SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a party other than the Registrant ☐

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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under Rule14a-12

AMES NATIONAL CORPORATION
(Name of Registrant as Specified In Its Charter)
____________________________________________
(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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March 19, 2009

Dear Shareholder:

You are invited to attend the 2009 Annual Meeting of Shareholders of Ames National Corporation to be held on Wednesday, April 29, 2009 at Reiman Gardens, 1407 University Boulevard, Ames, Iowa.  Registration begins at 4:00 p.m. with the Annual Meeting to commence at 4:30 p.m. Enclosed are the Notice of Annual Meeting of Shareholders, Proxy Statement, Proxy Card and 2008 Annual Report to Shareholders.

The Board of Directors of the Company consists of twelve (12) directors, four (4) of whose terms of service will expire at the Annual Meeting.  The four individuals whose terms are expiring have been nominated by the Board of Directors to stand for re-election to a three year term.  Management will also report on the operations and activities of the Company with an opportunity for shareholders to ask questions.

Your vote is important regardless of the number of shares you own.  Whether or not you plan to attend the Annual Meeting, the Board of Directors encourages you to mark, sign, date and return your Proxy Card as soon as possible in the enclosed postage-paid envelope.  If you prefer, you can submit your proxy via the Internet by following the instructions on the Proxy Card.  Returning the Proxy Card or submitting your proxy via the Internet will not prevent you from voting in person at the Annual Meeting, but will assure that your vote is counted if you are unable to attend.

On behalf of the Boards of Directors, officers and staff of Ames National Corporation, Boone Bank & Trust Co., First National Bank, Randall-Story State Bank, State Bank & Trust Co. and United Bank & Trust NA, we thank you for your continued support and look forward to visiting with you at the Annual Meeting.

Sincerely,

/s/ Daniel L. Krieger

Daniel L. Krieger
Chairman

5th & Burnett • PO Box 846 • Ames, IA 50010
Tel 515.232.6251 • Fax 515.663.3033

AMES NATIONAL CORPORATION
405 Fifth Street
Ames, Iowa 50010

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

April 29, 2009

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Ames National Corporation, an Iowa corporation (the “Company”), will be held on Wednesday, April 29, 2009 at 4:30 p.m., local time, at Reiman Gardens, 1407 University Boulevard, Ames, Iowa, and at any adjournment or postponement thereof (the “Meeting”), for the following purposes:

1.	To elect four members of the Board of Directors.

2.	To consider such other business as may properly be brought before the Meeting.

The Board of Directors has fixed the close of business on March 17, 2009 as the record date for the determination of those shareholders entitled to notice of and to vote at the Meeting.  Accordingly, only shareholders of record at the close of business on that date will be entitled to vote at the Meeting.

Important Notice Regarding Availability of
Proxy Materials for the Meeting to be held on April 29, 2009

Under new rules issued by the Securities and Exchange Commission, the Company is providing access to the proxy materials for the Meeting both by sending you this full set of proxy materials, including the proxy card, and by notifying you of the availability of the proxy materials on the Company’s website on the Internet.  The Proxy Statement and the Annual Report to Shareholders are available at www.amesnational.com.

TO ENSURE YOUR REPRESENTATION AT THE MEETING, THE BOARD OF DIRECTORS REQUESTS THAT YOU MARK, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED ENVELOPE OR, IN THE ALTERNATIVE, SUBMIT YOUR PROXY VIA THE INTERNET BY FOLLOWING THE INSTRUCTIONS SET FORTH ON THE PROXY CARD.  YOUR PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED AND, IF YOU ARE ABLE TO ATTEND THE MEETING AND WISH TO VOTE YOUR SHARES IN PERSON, YOU MAY REVOKE YOUR PROXY AND DO SO.

By Order of the Board of Directors

/s/ John P. Nelson
March 19, 2009	John P. Nelson
Ames, Iowa	Vice President and Secretary

AMES NATIONAL CORPORATION
405 Fifth Street
Ames, Iowa 50010

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

To Be Held on April 29, 2009

This Proxy Statement is furnished to the shareholders of Ames National Corporation, an Iowa corporation, (the “Company”), in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board”) for use at the Annual Meeting of Shareholders to be held on Wednesday, April 29, 2009, at 4:30 p.m., local time, at Reiman Gardens, 1407 University Boulevard, Ames, Iowa, and at any adjournment or postponement thereof (the “Meeting”).  This Proxy Statement and the enclosed proxy card are first being sent to the shareholders of the Company entitled thereto on or about March 19, 2009.

GENERAL INFORMATION ABOUT THE MEETING AND VOTING

Why did I receive these materials from the Company?

The Board is soliciting your proxy to vote at the Meeting because you were a shareholder of record of the Company at the close of business on March 17, 2009 (the “Record Date”), and are entitled to vote at the Meeting.  You are invited to attend the Meeting and are requested to vote your shares for the election of directors to the Board.

What is included in these materials?

The materials sent to you by the Company include (i) this Proxy Statement containing information about the Meeting, (ii) the 2008 Annual Report to Shareholders, which includes the Company’s audited consolidated financial statements, and (iii) a proxy card which can be completed and returned to the Company by mail to vote your shares.

What information is contained in this Proxy Statement?

The information included in this Proxy Statement relates to the election of directors at the Meeting, the voting process, the compensation of directors and executive officers and certain other required information.

What am I being requested to vote on at the Meeting?

The election of four directors to the Board for a three-year term.  The nominees are Robert L. Cramer, Steven D. Forth, James R. Larson II and Warren R. Madden, each of whom is currently serving as a director of the Company and is standing for re-election to the Board.

What are my choices when voting?

In the election of directors, your vote may be cast “FOR” each of the nominees or your vote may be “VOTE WITHHELD” with respect to one or more of the nominees.

Does the Board have a recommendation for voting?

The Board recommends that you vote your shares “FOR” each of the persons nominated for election to the Board.

What is the quorum requirement for the Meeting?

A majority of the outstanding shares entitled to vote, present at the Meeting in person or represented by proxy, constitutes a quorum for the Meeting.  On the Record Date, there were 9,432,915 shares of the Company’s common stock (the “Common Stock”) outstanding, all of which will be entitled to vote at the Meeting.

What shares can I vote?

You are entitled to cast one vote for each share of Common Stock that you owned on the Record Date.  These include shares that are held directly in your name as a shareholder of record and shares held for you as a beneficial owner through a stockbroker, bank or other nominee or in your account in the Company 401(k) Profit Sharing Plan.

What is the difference between holding shares as a shareholder of record and as a beneficial owner?

Many shareholders of the Company hold their shares through a stockbroker, bank or other nominee rather than directly in their own name.  As described below, there are some differences between shares held of record and shares that are beneficially owned when determining how to vote your shares at the Meeting.

Shareholder of Record

If your shares are registered directly in your name with the Company’s transfer agent, you are considered, with respect to those shares, to be the shareholder of record and these proxy materials are being sent to you directly by the Company.  As the shareholder of record, you have the right to vote in person at the Meeting or to grant your voting proxy directly to the persons named in the proxy card (who will vote your shares on your behalf at the Meeting).  You can vote your shares by proxy by completing and returning the proxy card included with these materials or by submitting your proxy via the Internet as described below under “How can I vote my shares without attending the Meeting?”.

Beneficial Owner

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered to be the beneficial owner of shares held in “street name”, and these proxy materials are being forwarded to you by your stockbroker, bank or nominee who is considered, with respect to those shares, to be the shareholder of record.  As the beneficial owner, you have the right to direct your stockbroker, bank or nominee on how to vote your shares at the Meeting.  As beneficial owner, you are also invited to attend the Meeting.  However, since you are not the shareholder of record, you may not vote your shares in person at the Meeting.  Your stockbroker, bank or nominee has enclosed a voting instruction card for you to use in directing them how to vote your shares and you should complete and return that card as directed by your stockbroker, bank or nominee.

How can I vote my shares in person at the Meeting?

Shares held directly in your name as the shareholder of record may be voted in person at the Meeting.  Even if you plan to attend the Meeting, the Company recommends that you vote your shares in advance as described below so that your vote will be counted if you later decide not to attend the Meeting.  Shares held in “street name” - of which you are the beneficial owner - may be voted in person by you only if you obtain a signed proxy from the stockbroker, bank or nominee that is the shareholder record giving you the right to vote the shares at the Meeting.

How can I obtain directions to attend the Meeting in person?

You may obtain directions to Reiman Gardens in Ames, Iowa where the Meeting will be held by contacting Lori Hill at (515) 663-3059.

How can I vote my shares without attending the Meeting?

You can vote shares (of which you are the record holder) without attending the Meeting by submitting your proxy through either of the following methods:

•	By mail – complete, sign and date the proxy card and return it to the Company in the enclosed postage prepaid envelope.

•
By Internet – follow the instructions on the proxy card to submit your proxy via the Internet.  The instructions require that you enter a unique voter control number (found on the proxy card) that is designed to verify that you have authorized the submission of your proxy via the Internet.  Submission of a proxy via the Internet authorizes the named proxies to vote your shares to the same extent as if you marked, signed and submitted a proxy card by mail.

If your proxy is submitted by mail or via the Internet (and your proxy is not later revoked), your shares will be voted in accordance with your instructions as indicated in the proxy.  If, however, you do not indicate the manner in which your shares should be voted in your proxy, your shares will be voted “FOR” election of the nominees for directors named in this Proxy Statement.

Can I revoke my proxy or change my vote?

You may revoke your proxy or change your voting instructions at any time prior to the vote at the Meeting.  Your proxy may be revoked through any of the following methods:

•
By sending a written revocation of your proxy to the attention of the Secretary of the Company at the Company’s principal executive office located at P.O. Box 846, 405 Fifth Street, Ames, IA  50010, Attn:  Secretary;

•	By submitting to the Company by mail a signed proxy card bearing a later date;

•	By submitting a new proxy via the Internet; or

•
By attending the Meeting in person, requesting that your proxy be withdrawn and voting your shares in person.  Attendance at the Meeting without voting in person, however, will not serve as a revocation of a proxy.

What is the voting requirement to elect the directors?

The four nominees receiving the greatest number of votes “FOR” their election will be elected to the Board, regardless of whether any individual nominee receives votes from a majority of the votes cast at the Meeting.

What is the effect of “broker non-votes”?

If your shares are held in “street name” and you have not directed your stockbroker, bank or nominee as to how your shares should be voted, and such stockbroker, bank or nominee does not otherwise have discretionary authority to vote your shares (a “broker non-vote”), your shares will be considered to be present for purposes of determining whether a quorum is present, but will not be counted as votes cast at the Meeting and will not affect the outcome of the vote on the election of directors.

Who will count the votes?

The Board has appointed an inspector of election who will be responsible for tabulating the votes by proxy, counting the votes cast in person at the Meeting and announcing the results of voting at the Meeting.

Who will pay the expenses of soliciting proxies for the Meeting and how will proxies be solicited?

The Company will pay all expenses associated with soliciting proxies for the Meeting.  In addition to sending these proxy materials by mail, proxies may be solicited by officers, directors and regular employees of the Company, without extra compensation, by telephone, facsimile, personal contact or electronic means.  To assist the Company in limiting its expenses in connection with the Meeting, you are requested to promptly to return a signed proxy card by mail or submit your proxy via the Internet, even if you plan to attend the Meeting.

INFORMATION CONCERNING NOMINEES
FOR ELECTION AS DIRECTORS

The Board of the Company currently consists of twelve (12) directors.  The Board is divided into three (3) classes, consisting of four (4) directors in each class, for the purpose of electing and defining the terms of service of the directors.  Directors are elected to serve three (3) year terms, with one-third (1/3) of the directors being elected on an annual basis.  The terms of four (4) directors will expire at the Meeting and the Board has nominated each of those directors to stand for re-election for a term expiring at the annual meeting of shareholders to be held in 2012.

Each Director elected at the Meeting will serve until his or her successor is elected and qualified, or until his or her earlier death, resignation or removal.  The Board has no reason to believe that any nominee named in this Proxy Statement will be unable to serve as a director, if elected.  However, in case any nominee should become unavailable for election, the proxy will be voted for such substitute, if any, as the Board may designate.

Set forth on pages 5 and 6 are the names of the four persons nominated by the Board for election as directors at the Meeting, along with certain other information concerning such persons.  All of the nominees are currently serving as directors of the Company and are standing for re-election to the Board.

Nominees for Three Year-Terms Expiring in 2012

Robert L. Cramer Age 68
Mr. Cramer has served as a director of the Company since 2003. He retired in 2006 after being employed as President of Fareway Stores, Inc., a privately owned company operating grocery stores in Iowa, Illinois and Nebraska.   He has served on the board of directors of Boone Bank & Trust Co. since 1999.

Steven D. Forth Age 58
Mr. Forth has served as a director of the Company since 2007.  He owns and operates a large row crop farm in western Story County, Iowa.  He has served on the board of directors of Randall-Story State Bank since 1999.

James R. Larson II Age 57
Mr. Larson has served as a director of the Company since 2000.  He is President of Larson Development Corporation, a real estate development and property management company located in Ames, Iowa.   Mr. Larson was elected to the Ames City Council in the fall of 2006.  He retired in 2004 from ACI Mechanical, Inc., a commercial and industrial mechanical contracting and engineering company of which he served as President.  He has served on the board of directors of First National Bank since 1994.

Warren R. Madden Age 69
Mr. Madden has served as a director of the Company since 2003.  He is employed as Vice President of Business and Finance at Iowa State University, a major land grant university located in Ames, Iowa with an enrollment of over 24,000 students.  He was elected to the board of directors of First National Bank in 2008.

The Board recommends a vote FOR the election of each of the foregoing nominees to the Board.

INFORMATION CONCERNING DIRECTORS
OTHER THAN NOMINEES

Set forth below is certain information with respect to directors of the Company who will continue to serve subsequent to the Meeting and who are not nominees for election at the Meeting.

Directors Whose Terms will Expire in 2010

Daniel L. Krieger Age 72
Mr. Krieger has served as a director of the Company since 1978.  He served as President of the Company from 1997 through 2006 and was named Chairman in 2003.  He served as President of First National Bank from 1984 through 1999.  He also serves as a director of First National Bank and Chairman of the Board of Boone Bank & Trust Co.

Larry A. Raymon Age 65
Mr. Raymon has served as a director of the Company since 2007.  He is owner and Chief Executive Officer of Raymon Enterprises, Inc., an air distribution equipment business located in Albion, Iowa.  He has served on the board of directors of United Bank & Trust, N.A. since 2002.

Frederick C. Samuelson Age 65
Mr. Samuelson has served as a director of the Company since 2004. He has been employed since 1971 as President and owner of James Michael & Associates, Inc., a general retail business located in Nevada, Iowa.  He also holds management and ownership positions in several other retail businesses with operations located in Iowa, Missouri and Wisconsin.  He has served on the board of directors of State Bank & Trust Co. since 1993.

Marvin J. Walter Age 68
Mr. Walter has served as a director of the Company since 1978.  He is the President of Dayton Road Development Corporation, a real estate development business located in Ames, Iowa.  He has served on the board of directors of First National Bank since 1978.

Directors Whose Terms will Expire in 2011

Betty A. Baudler Horras Age 55
Ms. Baudler Horras has served as a director of the Company since 2000.  She is the President of Baudler Enterprises, Inc., a sign business located in Ames, Iowa and the former owner and General Manager of radio stations KASI and KCCQ located in Ames, Iowa and KIKD located in Carroll, Iowa.  She has served on the board of directors of First National Bank since 1991.

Douglas C. Gustafson, DVM Age 65
Dr. Gustafson has served as a director of the Company since 1999.  He is a practicing veterinarian and was formerly a partner in Boone Veterinary Hospital located in Boone, Iowa.  He has served on the board of directors of Boone Bank & Trust Co. since 1993.

Charles D. Jons, MD Age 67
Dr. Jons has served as a director of the Company since 1996.  He retired in 1999 after a 20 year medical practice with McFarland Clinic in Ames, Iowa and is currently a self-employed health care consultant.  He has served on the board of directors of First National Bank since 1991.

Thomas H. Pohlman Age 58
Mr. Pohlman has served as a director of the Company since 2007.  He was named President and Chief Executive Officer of the Company in 2007.  He served as President of First National Bank from 2000 until 2008 when he was named Chairman of the Board.  He also serves as Chairman of the Board of State Bank and Trust Co. and as Chairman of the Board of United Bank & Trust, N.A.

None of the nominees or directors serve as a director of another company whose securities are registered under the Securities Exchange Act of 1934 or a company registered under the Investment Company Act of 1940.  There are no family relationships among the Company’s directors, nominees for director and executive officers.

INFORMATION CONCERNING THE BOARD OF DIRECTORS

Director Independence

The Common Stock is listed and traded on the NASDAQ Capital Market.  The corporate governance rules of the NASDAQ Capital Market require that a majority of the Board consist of directors who are "independent" of the Company.  The Board has determined that each of the directors and nominees for director qualify as "independent" under the NASDAQ standards for determining independence, with the exception of Mr. Krieger and Mr. Pohlman who do not qualify as independent directors given their employment relationship with the Company.

Meetings

The Board holds regular quarterly meetings and held four such meetings during 2008.  The Board also held two special meetings during the year.  During 2008, each director of the Company attended at least 75% of all meetings of the Board and meetings of committees to which such director was appointed.

Board Committees

The Board has established an Audit Committee, a Compensation Committee and a Nominating Committee as standing committees of the Board.  Additional information is set forth below concerning each of the committees and the directors serving thereon.

Audit Committee

The Audit Committee is responsible for review of the Company’s auditing, accounting, financial reporting and internal control functions and for the appointment, compensation and oversight of the Company’s independent accountants.  In addition, the Audit Committee is responsible for monitoring the quality of the Company’s accounting principles and financial reporting as well as the independence of the Company’s independent accountants. The Audit Committee is also required to preapprove any audit or permissible non-audit services to be provided by the independent accountants and to review and approve any transaction constituting a “related party transaction” under rules adopted by the Securities and Exchange Commission. The Board has adopted a written charter for the Audit Committee, a copy of which may be accessed on the Company’s website at www.amesnational.com.  A report of the Audit Committee appears in this Proxy Statement.  During 2008, the Audit Committee consisted of Mr. Walter, who acted as chairperson, Ms. Baudler Horras, Mr. Cramer and Mr. Madden, each of whom qualified as an independent director.  Mr. Madden has been designated by the Board to serve in the capacity as the “financial expert” for the Audit Committee.  The Audit Committee met on five occasions during 2008.

Compensation Committee

The Compensation Committee determines and makes recommendations to the Board on all elements of compensation for the executive officers of the Company and certain executive officers of the Company's subsidiary banks (the "Banks").  The Compensation Committee also assists the Board in establishing fees to be paid to the directors of the Company and in determining appropriate employee benefit programs to be provided to eligible employees of the Company and the Banks.  The Board has adopted a written charter for the Compensation Committee, a copy of which can be accessed on the Company’s website at www.amesnational.com.  A report of the Compensation Committee appears in this Proxy Statement.  During 2008, the Compensation Committee consisted of Mr. Larson, who acted as chairperson, Dr. Gustafson, Dr. Jons and Mr. Raymon, each of whom qualified as an independent director.  The Compensation Committee met on three occasions during 2008.

Nominating Committee

The Nominating Committee is responsible for evaluating and recommending to the Board the names of nominees for election as directors.  The Nominating Committee also reviews and recommends to the Board the desired characteristics of the composition of the Board, including: the number of directors, age, experience and other appropriate attributes.  The Board has adopted a written charter for the Nominating Committee, a copy of which may be accessed on the Company’s website at www.amesnational.com.  During 2008, the Nominating Committee consisted of Dr. Gustafson, who acted as chairperson, Dr. Jons, Mr. Samuelson, Mr. Forth and Mr. Walter, each of whom qualified as an independent director.  The Nominating Committee met once during 2008.

Nomination of Directors

The Nominating Committee evaluates and recommends to the Board the names of nominees for election as directors.  The Nominating Committee will consider, as part of its nomination process, any nominee submitted by a shareholder of the Company, provided such shareholder has complied with the procedure set forth in the Company’s bylaws (the “Bylaws”) for the submission of nominees.  In order to submit the name of a nominee, a shareholder must provide written notice of such nominee, accompanied by other information concerning the nominee as specified in Section 3.1(c) of the Bylaws, to the Secretary of the Company no less than 120 days prior to the first anniversary of the date of the proxy statement distributed by the Company in connection with the prior year’s annual meeting of shareholders.  A nomination with respect to the election of directors at the annual meeting of shareholders to be held in 2010 would need to be submitted no later than November 19, 2009.  A copy of the relevant provisions of the Bylaws pertaining to nominations may be obtained by contacting the Secretary of the Company or by accessing the Bylaws on the Company’s website at www.amesnational.com.  A shareholder who has complied with the procedure for submitting the name of a nominee may nominate such individual at an annual meeting notwithstanding that such individual has not been nominated for election by the Board.

On an annual basis, the Board compiles a list of candidates for submission to the Nominating Committee for its evaluation.  As noted above, the list of candidates will include any person nominated by a shareholder in compliance with the nomination procedures set forth in the Bylaws.  The Nominating Committee may also identify and evaluate any other person that may come to the attention of the Nominating Committee as a candidate for nomination.  The Nominating Committee evaluates each candidate utilizing the minimum qualifications specified in the Nominating Committee Charter and taking into account any other information deemed by the Nominating Committee to be relevant to the evaluation process.  The evaluation process for director and shareholder-nominated candidates is applied on a uniform basis.  The Nominating Committee may, to the extent it deems appropriate, contact other directors not serving on the Nominating Committee, directors and officers of the Banks and any shareholder nominating an individual, to ensure the necessary information is obtained to properly evaluate the desirability of each candidate.  Upon completion of the evaluation process, the Nominating Committee will make its recommendations to the Board based upon the desired composition of the Board, review of minimum qualifications and other information deemed by the Nominating Committee to be relevant and the readily ascertainable strengths and weaknesses of each candidate.

The Nominating Committee Charter identifies the following minimum qualifications under which a candidate will be evaluated:  (i) the ability to understand financial affairs and complexities of business organizations; (ii) business experience and community  involvement in the market areas in which the Banks conduct their business; (iii) although not required, the prior experience of a candidate as a director of one of the Banks; (iv) reputation for high moral and ethical business standards that will add to the stature of the Board; and (v) compliance with the requirements of the Company’s age limitation policies.  The age limitation policy provides that a newly nominated director must be under age 60 (unless the nominee also serves as an executive officer of the Company or a Bank or as a director of a Bank) and that a current director will be eligible for re-election only if such director will not be more than 75 years of age at the end of the term for which the director would be re-elected.

With respect to the nominees for election as directors at the Meeting, Mr. Cramer, Mr. Forth, Mr. Larson and Mr. Madden currently serve as directors of the Company and are standing for re-election.

Shareholder Communications

The Board has adopted a process whereby a shareholder may direct written communications to the Board.  A shareholder desiring to communicate with the Board may send a written communication addressed to the Board and directed, if by e-mail, to info@amesnational.com with Attention: “Board of Directors” in the subject line or, if sent by regular mail, addressed to Ames National Corporation, P.O. Box 846, 405 Fifth Street, Ames, Iowa 50010, Attention: Board of Directors.  Upon receipt of a written communication from a shareholder addressed to the Board in a manner described above, the communication will be reviewed by the Chairman of the Company and the Chairman of the Audit Committee for purposes of determining whether the communication raises an issue of appropriate concern to the Board.  Communications raising issues of appropriate concern will be forwarded to each member of the Board for consideration by the Board as a whole.  All written communications directed to the Board and submitted in the manner prescribed by the process will, regardless of whether such communication is ultimately submitted to the Board, receive a written response from the Chairman of the Company.

Director Attendance at Annual Meetings

The Board has adopted a policy providing that each member of the Board shall use his or her reasonable efforts to attend each annual meeting of shareholders of the Company, giving appropriate consideration to the business and travel schedule of the director.  Each person who was serving as a director of the Company at the time of the annual meeting of shareholders in 2008 attended such meeting.

Director Compensation for 2008

Compensation paid to the directors of the Company is determined on an annual basis by the Board upon recommendation of the Compensation Committee.  Each year, Mr. Krieger, in his capacity as Chairman of the Company, and Mr. Pohlman, in his capacity as President of the Company, develops recommendations to the Compensation Committee with respect to fees to be paid to directors of the Company for attendance at meetings of the Board and of committees of the Board and fees to be paid to members of the boards of directors of the Banks for board and committee meetings.  These recommendations are provided to the Compensation Committee which, in turn, reviews and makes its recommendation to the Board with respect to director fees to be paid for the year.

The following table provides information concerning all compensation paid to the directors during 2008 for services as a member of the Board and, to the extent applicable, for services as a member of the board of directors of one of the Banks.

Name	Fees Earned or Paid in Cash(1) ($)

Betty A. Baudler Horras	$16,810

Robert L. Cramer	$13,310

Steven D. Forth	$10,535

Douglas C. Gustafson, DVM	$12,650

Charles D. Jons, MD	$16,800

Daniel L. Krieger	None

James R. Larson II	$17,870

Warren R. Madden	$12,300

Thomas H. Pohlman	None

Larry A. Raymon	$11,960

Frederick C. Samuelson	$12,250

Marvin J. Walter	$19,390

Note:

(1)
Consists of cash payments of director fees determined as follows:  (i) $1,100 for each regular and special meeting of the Board of the Company attended by a director during 2008; and (ii) $340 for members and $440 for the committee chair for each meeting of a committee of the Board attended by a director during 2008.  In addition, ten (10) directors also received cash payments of director fees for service as a member of the board of directors of one of the Banks determined as follows:  (i) fees ranging from $310 to $645 for Bank board meetings attended by a director during 2008; and (ii) fees ranging from $150 to $415 for meetings of Bank board committees attended by a director during 2008.  No other form of compensation was paid to any director during 2008.

SECURITY OWNERSHIP OF MANAGEMENT AND
CERTAIN BENEFICIAL OWNERS

Directors and Named Executive Officers

The following table sets forth the shares of Common Stock beneficially owned as of February 27, 2009 by each director of the Company, by each executive officer of the Company or the Banks named in the Summary Compensation Table included herein (the “named executive officers”) and by all directors and executive officers (including the named executive officers) as a group.

Name	Shares Beneficially Owned (1)(2)	Percent of Total Shares Outstanding

Betty A. Baudler Horras	19,780	*
Scott T. Bauer	3,921	*
Robert L. Cramer(3)	16,155	*
Steven D. Forth	2,520	*
Douglas C. Gustafson, DVM (4)	43,745	*
Charles D. Jons, MD (5)	25,725	*
Daniel L. Krieger (6)	865,378	9.17%
James R. Larson II(7)	20,465	*
Warren R. Madden(8)	1,440	*
John P. Nelson (9) (10)	2,552	*
Thomas H. Pohlman(10))(11)	702,698	7.45%
Larry A. Raymon(12)	4,300	*
Frederick C. Samuelson(13)	13,986	*
Marvin J. Walter (14)	33,888	*
Terrill L. Wycoff (15)	122,634	1.30%

Directors and Executive
Officers as a Group (16)	1,307,276	13.86%

____________________________________

Notes:

*	Indicates ownership of less than 1% of outstanding shares.

(1)
Shares "beneficially owned" include shares owned by or for, among others, the spouse and/or minor children of the named individual and any other relative who has the same home as such individual, as well as other shares with respect to which the named individual has sole investment or voting power or shares investment or voting power.  Beneficial ownership may be disclaimed as to certain of the shares.

(2)	Except as otherwise indicated in the following notes, each named individual owns his or her shares directly and has sole investment and voting power with respect to such shares.

(3)	Includes 2,580 shares held in an individual retirement account for the benefit of his spouse over which he has shared investment and voting power.

(4)	Includes 7,500 shares held in his spouse’s name over which he has shared investment and voting power.

(5)
Consists of shares held in the name of Charles D. Jons and Carolyn L. Jons, Trustees (and their successors) of the Charles and Carolyn Jons Trust u/t/a dated July 8, 1997 over which he has shared investment and voting power.

(6)
Includes 110,500 shares held in the name of the Daniel L. Krieger 2000 Revocable Trust dated March 21, 2000, Daniel L. Krieger and Sharon J. Krieger Trustees and 62,000 shares held in the name of the Sharon J. Krieger 2000 Revocable Trust dated March 21, 2000, Daniel L. Krieger and Sharon J. Krieger Trustees over which he has shared investment and voting power.  Also includes 30,946 shares held by the Ames National Corporation 401(k) Plan (the “Company 401(k) Plan”) for the benefit of Mr. Krieger over which he has sole investment power in his personal capacity and shares over which Mr. Krieger has shared investment and/or voting power in his capacity as trust officer of First National Bank, which acts as trustee of the Company 401(k) Plan and for various trust clients, as follows:

Shares Held By:	Investment Power	Voting Power
Company 401(k) Plan	30,946 (sole)	131,715 (shared)
Various First National Bank Trust Clients	146,231 (shared)	561,163 (shared)
Total Shares	177,177	692,878

Mr. Krieger disclaims any pecuniary interest in shares reported in the preceding table, with the exception of 30,946 shares held by the Company 401(k) Plan for his benefit over which he has sole investment power in his personal capacity and shared voting power in his capacity as trust officer.  Beneficial ownership of shares over which Mr. Krieger has shared investment and/or voting power in his capacity as a trust officer have also been reported below under the holdings of Mr. Pohlman who also acts as a trust officer for First National Bank.

(7)
Includes 8,000 shares held in the name of James R. & Teresa B. Larson Revocable Trust dated November 28, 1990, James R. & Teresa B. Larson Trustees over which he has shared investment and voting power.

(8)
Includes 240 shares held in the name of the Warren R. Madden Revocable Trust dated December 10, 1996, Warren R. Madden and Beverly S. Madden, Trustees and 1,200 shares held in the name of the Beverly S. Madden Revocable Trust dated December 10, 1996, Warren R. Madden and Beverly S. Madden, Trustees, over which he has shared investment and voting power.

(9)	Includes 602 shares held by the Company 401(k) Plan for the benefit of Mr. Nelson over which Mr. Nelson has investment power but not voting power.

(10)	Consists of, or includes, shares held jointly with his spouse over which he has shared investment and voting power.

(11)
Includes 1,535 shares held by the Company 401(k) Plan for the benefit of Mr. Pohlman over which Mr. Pohlman has sole investment power in his personal capacity and shares over which Mr. Pohlman has shared investment and/or voting power in his capacity as trust officer of First National Bank, which acts as trustee of the Company 401(k) Plan and for various trust clients, as follows:

Shares Held By:	Investment Power	Voting Power
Company 401(k) Plan	1,535 (sole)	131,715 (shared)
Various First National Bank Trust Clients	146,231 (shared)	561,163 (shared)
Total Shares	147,766	692,878

Mr. Pohlman disclaims any pecuniary interest in shares reported in the preceding table, with the exception of 1,535 shares held by the Company 401(k) Plan for his benefit over which he has sole investment power in his personal capacity and shared voting power in his capacity as trust officer.  Beneficial ownership of shares over which Mr. Pohlman has shared investment and/or voting power in his capacity as a trust officer have also been reported above under the holdings of Mr. Krieger who also acts as a trust officer for First National Bank.

(12)
Consists of 1,300 shares held jointly with his spouse over which he has shared investment and voting power and 3,000 shares held by Raymon Enterprises, Inc. over which he has shared investment and voting power.

(13)	Includes 4,125 shares held in an individual retirement account for the benefit of his spouse over which he has shared investment and voting power.

(14)
Consists of 19,890 shares held in the name of the Marvin J. Walter Revocable Trust dated January 12, 2005, Marvin J. Walter and Janice G. Walter, Trustees; 240 shares held in the name of the Janice G. Walter Revocable Trust dated January 12, 2005, Marvin J. Walter and Janice G. Walter, Trustees over which he has shared investment and voting power; and 13,758 shares held in the name of the W&G 401(k) Plan for the benefit of Marvin J. Walter, who serves as trustee and has sole investment and voting power over those shares.

(15)
Includes 36,254 shares held in his spouse’s name over which he has shared investment and voting power and 15,382 shares held by the Company 401(k) Plan for the benefit of Mr. Wycoff over which Mr. Wycoff has investment power but not voting power.

(16)
Includes, in addition to shares owned by the directors and named executive officers, a total of 25,749 shares owned by five other executive officers of the Company or the Banks for whom disclosure of individual share ownership is not required, including 10,133 shares held by the Company’s 401 (k) Plan for their benefit over which they have investment power but not voting power.  An additional 95,218 shares owned by  a trust client of State Bank & Trust Co. are also included in this total, as one of the executive officers exercises shared investment and voting power in his capacity as trust officer of State Bank & Trust Co. which serves as trustee of the trust.

Other Beneficial Owners

The following table sets forth certain information on each person who is known to the Company to be the beneficial owner as of February 27, 2009 of more than five percent of the Common Stock.

Name and Address	Shares Beneficially Owned	Percent of Total Shares Outstanding

George B. Coover (1) 2533 Coral Brooke Drive Sierra Vista, AZ 85650	631,000	6.69%

Charlotte H. Stafford (2) 9701 Meyer Forest Drive, Apt. 12202 Houston, TX 77096-4324	452,872	4.80%

Robert W. Stafford (3) P.O. Box 846 Ames, Iowa 50010	923,085	9.79%

____________________________________

Notes:

(1)
Consists of 475,000 shares held in the name of George B. Coover in his capacity as trustee of the Coover Family Trust – Trust A u/t/a 4/22/75 and 156,000 shares held in the name of Mr. Coover in his capacity as trustee of the Coover Family Trust – Trust B u/t/a 4/22/75.  Mr. Coover is the brother-in-law of Robert W. Stafford.

(2)
Consists of 34,140 shares held in the name of Charlotte H. Stafford in her individual capacity, 144,000 shares held in the name of the Richard C. Stafford Family Trust U/W of Richard C. Stafford, Robert W. Stafford and Charlotte H. Stafford as Co-Trustees and 274,732 shares held in the name of the Charlotte H. Stafford Trust U/W of Richard C. Stafford, Robert W. Stafford and Charlotte H. Stafford as Co-Trustees.  Ms. Stafford holds shared investment and voting power with respect to the shares owned by the two trusts.  Ms. Stafford is the sister-in-law of Robert W. Stafford.  Beneficial ownership of the shares owned by the two trusts has also been reported under the holdings of Robert W. Stafford, although Mr. Stafford disclaims any pecuniary interest in such shares.

(3)
Includes 246,692 shares held in his spouse’s name, 144,000 shares held in the name of the Richard C. Stafford Family Trust U/W of Richard C. Stafford, Robert W. Stafford and Charlotte H. Stafford, Co-Trustees and 274,732 shares held in the name of the Charlotte H. Stafford Trust U/W of Richard C. Stafford, Robert W. Stafford and Charlotte H. Stafford, Co-Trustees. Richard C. Stafford is Robert W. Stafford’s deceased brother and Robert W. Stafford is the brother-in-law of Charlotte H. Stafford. Mr. Stafford has shared investment and voting power with respect to the foregoing shares, but disclaims any pecuniary interest in the shares held in the two trusts.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the directors and executive officers of the Company and the holders of more than ten percent of the Common Stock to file with the Securities and Exchange Commission reports regarding their ownership and changes in ownership of the Common Stock.  The Company believes that during 2008 its directors, executive officers and ten percent shareholders complied with all Section 16(a) filing requirements with the exception of the following: (i) one Form 4 reporting one transaction involving the acquisition of shares by director James R. Larson, II was filed late; and (ii) one Form 4 reporting one transaction involving the sale of shares by director Terrill L. Wycoff was filed late.  In making the foregoing statements, the Company has relied upon an examination of the copies of Forms 3 and 4 provided to the Company and on the written representations of its directors and executive officers.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The following discussion describes the material elements of the compensation program as endorsed by the Board and the process followed in determining the compensation provided during 2008 to the executive officers identified in the following Summary Compensation Table.  For purposes of this discussion, the executive officers consist of Daniel L. Krieger, Thomas H. Pohlman and John P. Nelson who are employed by the Company (each, a "Company Executive"), and Scott T. Bauer and Terrill L. Wycoff who are employed by one of the Banks (each, a "Bank Executive" and, together with the Company Executives, the "Executive Officers").  Decisions regarding compensation of the Executive Officers are made by the Board upon recommendation of the Compensation Committee of the Board (the "Compensation Committee") and, in the case of the Bank Executives, upon the additional recommendation of the board of directors of the Bank by which a Bank Executive is employed.  The Company and the Banks all endorse the same compensation program and follow the same process in setting the compensation of their respective Executive Officers.  Accordingly, the following description of the compensation program and process as endorsed and followed by the Compensation Committee and the Board is equally applicable to compensation decisions made both for the Company Executives and the Bank Executives.

Objectives of Compensation Program

The executive compensation program is administered under the terms of the Management Incentive Compensation Plan (the "MIC Plan") which covers the Company's executive management team and the executive management team in place at each Bank.  The MIC Plan has been designed to provide a fair and competitive compensation package that will enable the Company to compete for and retain talented executives who will enhance the Company's ability to continue its history of steady growth and financial stability.  As the business activities of the Company are conducted entirely within the State of Iowa, the Board believes that the level of compensation paid to the Executive Officers must be competitive within the Iowa banking industry and, more particularly, within a peer group of Iowa banking institutions that are similar in size and located in communities of similar populations as the Banks.  The MIC Plan also seeks to encourage superior performance through incentive compensation consisting of:  (i) the deferral of payment of a designated portion of each Executive Officer's salary until earned by performance ("deferred salary"); and (ii) the opportunity to earn additional incentive compensation based on performance ("performance awards").  Both deferred salary and performance awards are dependent upon actual performance as compared to a performance target that is established for each Bank through use of an industry-accepted profitability ratio.  Bank Executives are eligible to earn deferred salary and receive performance awards based on the performance of the Bank by which each of them is employed, while the Company Executives are eligible to earn deferred salary and receive performance awards based on the performance of all the Banks, with each Bank being viewed on an individual basis for purposes of determining its performance.  This approach permits a Bank Executive, whose Bank performs favorably compared to its performance target, to receive incentive compensation even though the performance of another Bank may have fallen short of its target, thus resulting in a reduction in compensation for its management team.  The sub-standard performance of one or more of the Banks would, however, negatively impact the incentive compensation received by a Company Executive. This result follows from the Board's philosophy that a Bank Executive should receive incentive compensation based solely upon the performance of the Bank for which that Bank Executive is responsible, while the Company Executives, being responsible for the ultimate oversight and management of all the Banks, should receive incentive compensation based upon the performance of all of the Banks.

The executive compensation program as administered through the MIC Plan is designed to reward both individual performance and the collective performance of the executive management team of a Bank or the Company, as applicable.  The MIC Plan rewards individual performance primarily through the salary that is established for each Executive Officer, as the evaluation of individual performance is a significant factor taken into account in establishing salary.  The MIC Plan rewards collective performance through the deferred salary and performance award components of the program, both of which are dependent upon the efforts of the Executive Officer, working together with his management team, to achieve actual performance which compares favorably with the performance target for an individual Bank or, in the case of the Company Executives, the performance target for each of the Banks.

Components of the Compensation Program

The executive compensation program, as administered through the MIC Plan, consists of total salary (with total salary being divided between base salary and deferred salary) and performance awards.  Deferred salary and performance awards are considered to be forms of incentive compensation as they are dependent upon performance.  The components of the MIC Plan are described in greater detail as follows:

•	Base salary - this is the portion of total salary that is not contingent upon performance. Base salary is paid to the Executive Officer in twenty six equal bi-weekly installments.

•
Deferred salary - this is the portion of total salary that is contingent, in that it is "deferred" until earned through performance by a Bank in the case of a Bank Executive and performance by all the Banks in the case of a Company Executive.  The right to receive deferred salary is reviewed on a semi-annual basis (based on performance during the previous two calendar quarters) and, if earned, is paid on June 15 and December 15 of each year.  If the review indicates that the performance target has been achieved for the semi-annual period, the Executive Officer will receive all of the deferred salary for which he was eligible during the period.  If, on the other hand, the review indicates that the performance target was not satisfied, the amount of deferred salary to be paid will be reduced in accordance with a formula contained in the MIC Plan and could be forfeited entirely in the event actual performance trails targeted performance by an amount which results in an elimination of the deferred salary for the period.  Any deferred salary not earned during the particular semi-annual period for which it was established will be forfeited and not carried over to the following period.  The deferred salary component can, in essence, be viewed as placing a portion of total salary "at risk" in that the Executive Officer must work with his management team to achieve a level of performance that is adequate, based on the performance target, to earn all deferred salary for which he is eligible.

•
Performance awards - performance awards are additional incentive compensation that an Executive Officer is eligible to earn (over and above deferred salary) upon exceeding the performance target for a Bank in the case of a Bank Executive or, in the case of a Company Executive, exceeding the performance targets of one or more of the Banks.  The right to receive a performance award is also reviewed on a semi-annual basis (based on performance during the previous two calendar quarters) and, if earned, is paid on June 15 and December 15 of each year.  If the review determines that actual performance has exceeded the performance target (which is established at the same level as used for purposes of determining entitlement to deferred salary), the Executive Officer will receive a performance award, the amount of which is calculated in accordance with a formula contained in the MIC Plan and is dependent upon the amount by which actual performance has exceeded targeted performance.  As with deferred salary, any performance award not earned during the particular semi-annual period for which it was established will be forfeited and not carried over to the following period.

An additional element of the Company's compensation program, not encompassed within the MIC Plan, is participation by the Executive Officers in the Ames National Corporation 401(k) Profit Sharing Plan (the "Company 401(k) Plan"), which is a defined contribution plan in which all employees of the Company and the Banks are eligible to participate after meeting minimum eligibility requirements.

Compensation Policy

The Board's rationale in dividing executive compensation between base salary, deferred salary and performance awards as encompassed within the MIC Plan is that an Executive Officer should be assured of receiving a fair base salary that is reflective of the Executive Officer's individual performance, tenure and responsibilities within the organization, while at the same time being eligible to receive incentive compensation in the form of deferred salary and performance awards that are contingent upon the ability of the Executive Officer, in working together with his management team, to achieve the applicable performance targets.  As described in greater detail below, eligibility to receive deferred salary is contingent upon satisfaction of performance targets which, in the judgment of the Board, represent an acceptable level of profitability for the particular Bank, based on historical earnings and industry profitability ratios.  In essence, the right to receive all deferred salary for which an Executive Officer is eligible in a given year is contingent upon the Bank achieving an acceptable level of profitability.  In contrast, eligibility to receive performance awards is conditioned upon achievement of profitability levels that exceed those levels that have been determined by the Board to be acceptable for the particular Bank, thus entitling the Executive Officer to receive additional incentive compensation in the form of performance awards.  Taken together, deferred salary can be viewed as a reward for achieving acceptable performance (and, conversely, a penalty for failing to achieve acceptable performance), while performance awards can be viewed as a reward for achieving performance that is beyond what would be deemed to be acceptable for the particular Bank.  By structuring the compensation package in this manner, the Board believes that an Executive Officer is provided with a powerful incentive to achieve results that are not only acceptable, thus earning deferred salary, but results that are better than expected, thus earning additional performance awards.

Compensation Process and Decisions

In determining compensation on an annual basis, the Board, based on recommendation of the Compensation Committee, must establish the parameters required under the terms of the MIC Plan to implement the three components of executive compensation discussed above.  These parameters consist of:  (i) performance criteria for each Bank which are used to determine entitlement to deferred salary and performance awards; (ii) an allocation percentage for each Executive Officer which is also used in determining entitlement to deferred salary and performance awards; and (iii) total salary for each Executive Officer which, as noted above, is divided between base salary and deferred salary.  The following is a description of the process by which these parameters are established and the manner in which the three components of compensation under the MIC Plan interact in determining compensation for the Executive Officers:

•
Performance criteria - performance criteria are established by the Compensation Committee for each Bank to define the performance target (also known as the "earnings threshold"), as well as a performance "floor" and a performance "cap".  Each of these criteria is defined by reference to an appropriate "return on assets” ratio selected by the Compensation Committee.  The return on assets ratio is an industry-accepted measure of profitability for which substantial information is available (through the Federal Deposit Insurance Corporation (“FDIC”) in the form of Uniform Bank Performance Reports) to enable the Compensation Committee to evaluate the profitability of the Banks as compared to other financial institutions of similar size and characteristics.  The performance target is defined by selecting a specific return on assets target that the Compensation Committee views as representing an acceptable level of Bank profitability, such that the Executive Officer will receive all deferred salary to which he was entitled and, in addition, become eligible to receive performance awards based on the amount by which actual performance exceeds the performance target.  In establishing the performance target, the Compensation Committee reviews and relies primarily on historical earnings of the Bank and on national and state peer group return on asset ratios of financial institutions of similar size and characteristics as reported by the FDIC.  Although the MIC Plan provides that the Banks are generally expected to achieve profitability results above the peer group average, the MIC Plan does not include specific methodology for establishing the performance target (or the margin by which the target should exceed the peer group average) and, ultimately, selection of the appropriate target is a subjective decision of the Compensation Committee.  The MIC Plan also requires the Compensation Committee to establish a performance "floor" and a "cap", both of which are also expressed in terms of specific return on asset ratios.  Generally, the "floor" and the "cap" are established at equal intervals under and over the performance target selected for each Bank.  The "floor" represents a level of profitability that is sufficiently below the performance target that the Executive Officer should not be entitled to receive any portion of his deferred salary for the year.  The "cap", on the other hand, establishes an upper limit on the receipt of additional compensation in the form of performance awards in situations in which the level of Bank profitability has exceeded the performance target.

Prior to 2008, the Compensation Committee established performance criteria for each of the Banks on an annual basis, with that criteria then being used to determine entitlement to deferred salary and performance awards for both of the semi-annual evaluation periods during the year.  Commencing in 2008, however, the Compensation Committee elected to review and establish performance criteria for each semi-annual evaluation period.  This change in approach reflected a determination by the Compensation Committee that, given the declining economic conditions experienced in 2008, it was appropriate to establish performance criteria based on the most recent two quarters of peer group financial information as reported to the FDIC in lieu of establishing such criteria on an annual basis with the risk that the peer group information underlying such determination could become stale and no longer reflective of industry results.  To that end, the Compensation Committee recommended, and the Board approved, the following performance criteria for the first and second semi-annual evaluation periods during 2008 (with such criteria being expressed in terms of designated “return on assets” earnings ratios):

	Floor	Target	Cap

First 6 Months of 2008	0.66%	1.06%	1.46%

Second 6 Months of 2008	0.61%	1.01%	1.41%

The performance criteria established for 2008 represented a decrease from the performance criteria as established for 2007 (and as in effect during previous years) when the target was established at 1.3% for First National Bank and 1.2% for the other Banks.  The effect of this decrease in the performance criteria, particularly with respect to the performance target, was that the Banks were required to achieve a lower level of profitability in 2008 in order for the Executive Officers to earn their deferred salary and become eligible for additional performance awards.  The reduction in performance criteria reflected, in part, a reduction in the profitability ratios of the Banks’ peer groups and, in part, a determination by the Compensation Committee that the margin over average peer group profitability ratios should be reduced in light of the challenging economic environment during 2008.

Entitlement to deferred salary and performance awards in 2008 was determined by comparing the earnings of each Bank against the performance target.  The earnings of each Bank were based on net income of the Bank as determined in accordance with generally accepted accounting principles (“GAAP”), subject to the following adjustments:  (i) a deduction from net income for a management fee allocated to each Bank for management services provided by the Company, which allocation was generally based on the “average assets” of each Bank; and (ii) an addition to net income for the loan loss provision of each Bank (to reverse the effect of the loan loss provision deducted in calculating net income on a GAAP basis) and a deduction in the amount of the net charge-offs for the loan portfolio of each Bank

•
Allocation percentage - an allocation percentage for each Executive Officer is determined by the Compensation Committee for purposes of dividing the "performance award pool" between the executive management team of each Bank and, in the case of the Company Executives, the "performance award pool" of the Company.  The performance award pool provides the source for payment of performance awards to an executive management team when the profitability of a Bank has exceeded its performance target, thus resulting in the right to receive performance awards.  The performance award pool is an amount equal to 10% of the amount by which the actual earnings exceed the performance target.  Each member of the management team is assigned an allocation percentage which, in turn, defines the portion of the performance award pool to which the executive will be entitled as a performance award.  Allocation percentages are generally determined on the basis of the level of responsibility within the Bank, with higher allocation percentages being awarded to the president of a Bank and lower allocation percentages being awarded to lower-level executive officers.  Allocation percentages may remain static over time, but may be altered as a result of additions or departures to or from the executive management team.

•
Total salary - total salary (consisting of base salary and deferred salary) of an Executive Officer is established on an annual basis by the Board upon recommendation of the Compensation Committee.  In establishing total salary, the Compensation Committee reviews individual performance, Bank performance in the case of a Bank Executive and Company performance (including performance of all the Banks) in the case of a Company Executive (primarily in terms of profitability ratios) as compared to peer groups both on a national and state basis.  Also reviewed is a compensation survey prepared by the Iowa Bankers Association providing state-wide peer group compensation data by position for similarly-sized institutions and for institutions located in communities with similar populations.  No specific weight is accorded to the various factors considered, and the total salary established is ultimately a subjective decision of the Board based upon recommendation of the Compensation Committee.  The Compensation Committee does not maintain any policy or practice with respect to the level within the range of peer group salaries at which an Executive Officer will be compensated.  Although the allocation of total salary between base salary and deferred salary is accomplished through use of a formula outlined in the MIC Plan, the Compensation Committee takes the proposed allocation into account when establishing total salary.  Under the MIC Plan, deferred salary is determined according to a formula based on the average assets of the particular Bank (as calculated for the two quarters ended September 30 of the year prior to the year for which compensation is being determined).  The formula provides that deferred salary will be an amount equal to $250 for each $1 million of average assets of the Bank multiplied by the allocation percentage assigned to the Executive Officer.  By way of example, if the average assets of a Bank for the previous two quarters was $350 million and the Executive Officer's allocation percentage was 20%, the portion of that Executive Officer's total salary that would be deferred would be equal to $250 x 350 x .20 or $17,500.

Under the MIC Plan, the entitlement to deferred salary and performance awards are reviewed and determined on a semi-annual basis, with such review comparing the actual performance during the two prior calendar quarters against the performance target established under the MIC Plan.  The first semi-annual review occurs in May of each year and is based upon results for the fourth quarter of the previous year and the first quarter of the current year.  A second semi-annual review occurs in November of each year and is based on results during the second and third quarters of the current year.  If the review determines that actual performance is below the target, the Executive Officer will receive only a portion of the deferred salary (or no deferred salary at all if actual performance is below the "floor") and no performance award.  The reduction in deferred salary is determined by multiplying the Executive Officer's assigned allocation percentage times 10% of the shortfall between the performance target and actual performance for the two quarters.  If the review determines that actual performance has exceeded the target, the Executive Officer will receive all deferred salary to which he was eligible.  In addition, the Executive Officer will receive his allocation percentage of the performance award pool established under the MIC Plan, with such pool being an amount equal to 10% of the amount by which the actual performance exceeded the performance target for the two quarters, subject to the "cap" established by the Compensation Committee over and above which additional performance awards will not be earned.

The determination of whether an Executive Officer is entitled to deferred salary and performance award varies depends on whether the Executive Officer is a Bank Executive or a Company Executive.  For Bank Executives, deferred salary and performance awards are determined solely with respect to the actual performance of the Bank by which the Bank Executive is employed based on a comparison of actual performance to the performance target as described above.  In the case of a Company Executive, however, the performance of each Bank is analyzed on an individual basis and the Company Executive will earn or forfeit deferred salary and become entitled to additional performance awards based on a comparison of the actual performance of each Bank to its target performance.  Under this approach, a Company Executive could forfeit a portion of his deferred salary and earn no performance award with respect to the performance of one Bank, while earning all deferred salary and additional performance awards based on the performance of another Bank.

Participation in Company 401(k) Plan

Each Executive Officer also receives contributions to the Company 401(k) Plan. Under the Company 401(k) Plan, an Executive Officer, along with all other eligible employees of the Company and the Banks, may defer up to $15,500 of total compensation on an annual basis and receive a matching contribution from the Company or applicable Bank in an amount of up to 2% of total compensation (subject to a cap of $230,000 on total compensation).  An additional contribution of 5% of total compensation (which is subject to the same cap but a different vesting schedule than the 2% contribution) is made by the Company or applicable Bank to the account of each Executive Officer, as well as to the accounts of all other eligible employees of the Company and the Banks.  In addition, the Company, or individual Banks, may make a discretionary contribution to the Company 401(k) Plan which historically has been based on profitability of the Company and/or the Bank for the year.  Such contribution, if made, is allocated among all eligible employees, including the Executive Officer, on a pro rata basis relative to total compensation. All contributions are subject to certain ceilings established by applicable law.

Compensation Committee Procedures for 2008

The Compensation Committee is authorized under its charter to review, determine and recommend to the Board the compensation to be paid to those members of the executive management teams of the Company and the Banks who are covered by the MIC Plan (including the Executive Officers).  In particular, the Compensation Committee is authorized to review, determine and recommend to the Board those members of the executive management teams that will be covered by the MIC Plan and the various parameters required under the terms of the MIC Plan to establish compensation for each covered executive, including performance criteria for each Bank (which are used to determine entitlement to deferred salary and performance awards), an allocation percentage for each covered executive and total salary for each covered executive (and the allocation thereof between base salary and deferred salary).  Apart from the involvement of certain executive officers in the compensation process for 2008 as described below, the Compensation Committee did not delegate its responsibilities to other persons. The Compensation Committee did, however, receive and review the recommendations of the boards of directors of the Banks with respect to members of the executive management teams of the Banks covered by the MIC Plan.  All decisions of the Compensation Committee were subject to ultimate approval by the Board.

Mr. Pohlman and Mr. Krieger, in their capacities as President and Chairman of the Company, respectively, had a significant role in the executive compensation process for each executive covered by the MIC Plan during 2008.  With respect to the executive management team of each Bank, Mr. Pohlman or Mr. Krieger worked with the president of each Bank to formulate a recommendation for compensation of each member of the bank executive management team who was covered by the MIC Plan.  This recommendation was made to the compensation committee of the board of directors of each Bank by which the executives were employed.  The recommendation was reviewed by the Bank compensation committee and its recommendation was, in turn, forwarded to the board of directors of the Bank.  Mr. Pohlman, Mr. Krieger or Mr. Nelson attended meetings of both the Bank compensation committee and the Bank board of directors and presented the recommendations and acted as a resource in addressing the manner in which the recommendations were developed.  With respect to members of the executive management team of the Company covered by the MIC Plan, Mr. Pohlman and Mr. Krieger also made a recommendation to the Compensation Committee with respect to the various components of the compensation decisions for the executives and Mr. Krieger made a recommendation with respect to the compensation of Mr. Pohlman.  The Compensation Committee then took the recommendations for the Bank Executives received from the board of directors of each Bank, and the recommendations for the Company Executives, and reached decisions with respect to the compensation for each Bank Executive and Company Executive.  Mr. Pohlman’s and Mr. Krieger’s compensation was also determined by the Compensation Committee, although neither of them was involved in making any recommendation as to his own compensation.  Mr. Pohlman and Mr. Nelson were also involved in supervising the process by which the compensation materials, consisting of peer group compensation surveys, performance information for similarly-situated financial institutions and related materials were prepared for use by the compensation committee and board of directors of each Bank and by the Compensation Committee and Board in reviewing and approving all compensation decisions for members of the executive management teams covered by the MIC Plan.

Summary Compensation Table for 2008

The following table sets forth information concerning all forms of compensation paid to or earned by the following Executive Officers during 2008, 2007 and 2006:  (i) Thomas H. Pohlman in his capacity as principal executive officer of the Company; (ii) John P. Nelson in his capacity as principal financial officer of the Company; and (iv) Daniel L. Krieger, Scott T. Bauer and Terrill L. Wycoff in their capacities as the three most highly compensated executive officers other than the principal executive officer and principal financial officer.

Name and Principal Position	Year	Salary[1] ($)	Non-Equity Incentive Plan Compensation[2] ($)	All Other Compensation[3] ($)	Total[4] ($)

Daniel L. Krieger	2008	$107,160	$33,851	$12,718	$153,729
Chairman of the Company	2007	$156,180	$45,395	$19,188	$220,763
	2006	$208,240	$52,806	$20,152	$281,198

Thomas H. Pohlman	2008	$165,000	$56,417	$19,990	$241,407
President of the Company	2007	$158,250	$50,439	$19,865	$228,554
(Principal Executive Officer)	2006	$158,200	$37,496	$19,591	$215,287

John P. Nelson	2008	$100,500	$33,851	$12,120	$146,471
Vice President & Secretary of the Company	2007	$96,600	$30,264	$12,076	$138,940
(Principal Financial Officer)	2006	$93,000	$26,404	$10,937	$130,341

Scott T. Bauer	2008	$124,800	$24,907	$12,448	$162,155
President of First National Bank	2007	$115,152	$29,902	$14,930	$159,984
	2006	$79,200	$21,273	$10,058	$110,531

Terrill L. Wycoff	2008	$147,840	$29,888	$14,779	$192,507
Executive VP of First National Bank	2007	$145,105	$38,429	$18,892	$202,426
	2006	$140,100	$31,910	$17,220	$189,230

Notes:

[1]	Amounts reported in this column represent the base salary paid to each Executive Officer during 2008, 2007 and 2006.

[2]
Amounts reported in this column represent the total amount of incentive compensation paid to each Executive Officer during 2008, 2007 and 2006, consisting of deferred salary and, if applicable, performance awards, as follows:

(a) During 2008, Mr. Krieger earned deferred salary of $17,470 and performance awards of $16,380 for total incentive compensation of $33,851; Mr. Pohlman earned deferred salary of $29,117 and performance awards of $27,300 for total incentive compensation of $56,417; Mr. Nelson earned deferred salary of $17,470 and performance awards of $16,380 for total incentive compensation of $33,851; Mr. Bauer earned deferred salary of $13,603 and performance awards of $11,304 for total incentive compensation of $24,907; and Mr. Wycoff earned deferred salary of $16,323 and performance awards of $13,565 for total incentive compensation of $29,888.

(b) During 2007, Mr. Krieger earned deferred salary of $32,193 and performance awards of $13,202 for total incentive compensation of $45,395; Mr. Pohlman earned deferred salary of $35,771 and performance awards of $14,668 for total incentive compensation of $50,439; Mr. Nelson earned deferred salary of $21,462 and performance awards of $8,802 for total incentive compensation of $30,264; Mr. Bauer earned deferred salary of $21,466 and performance awards of $8,436 for total incentive compensation of $29,902; and Mr. Wycoff earned deferred salary of $28,305 and performance awards of $10,124 for total incentive compensation of $38,429.

(c) During 2006, Mr. Krieger earned deferred salary of $39,001 and performance awards of $13,805 for total incentive compensation of $52,806; Mr. Pohlman earned deferred salary of $29,295 and performance awards of $8,201 for total incentive compensation of $37,496; Mr. Nelson earned deferred salary of $19,501 and performance awards of $6,903 for total incentive compensation of $26,404; Mr. Bauer earned deferred salary of $16,587 and performance awards of $4,686 for total incentive compensation of $21,273; and Mr. Wycoff earned deferred salary of $24,880 and performance awards of $7,030 for total incentive compensation of $31,910.

[3]
Amounts reported in this column represent employer contributions by the Bank, in the case of a Bank Executive, and by the Company, in the case of a Company Executive, to the Company 401(k) Plan in which each of the Executive Officers participated during 2008, 2007 and 2006.

[4]
Amounts reported in this column consist of total compensation paid to each Executive Officer during 2008, 2007 and 2006, calculated by adding the figures appearing in the Salary column, the Non-Equity Incentive Plan Compensation column and the All Other Compensation column for each Executive Officer.

Grants of Plan-Based Awards Table for 2008

The following table sets forth information concerning the incentive compensation potentially available to the Executive Officers under the MIC Plan during 2008 in the form of deferred salary and performance awards.  The notes following the table indicate the amounts of deferred salary and performance awards that were actually earned by each Executive Officer during 2008.

	Estimated Payouts Under Non-Equity Incentive Plan Awards
Name	Target [1] ($)	Maximum [2] ($)

Daniel L. Krieger	$26,982	$44,448

Thomas H. Pohlman	$44,970	$74,079

John P. Nelson	$26,982	$44,448

Scott T. Bauer	$27,205	$44,857

Terrill L. Wycoff	$32,646	$53,828

Notes:

[1]
Amounts reported in this column represent the deferred salary available to each Executive Officer for 2008 based upon actual performance of the Bank by which a Bank Executive is employed or, in the case of a Company Executive, based on actual performance of each of the Banks.  A Bank Executive would earn all of the deferred salary reported in this column in the event the actual performance of the Bank by which he is employed met its performance target for 2008.  A Company Executive would earn all of the deferred salary reported in this column if the actual performance of each of the Banks met their respective performance targets for 2008.  In the event a Bank did not meet its performance target during 2008, the amount of deferred salary earned by the Executive Officer was reduced based on a formula contained in the MIC Plan.  For 2008, Mr. Krieger earned $17,470 of his available deferred salary; Mr. Pohlman earned $29,117 of his available deferred salary, Mr. Nelson earned $17,470 of his available deferred salary; Mr. Bauer earned $13,603 of his available deferred salary; and Mr. Wycoff earned $16,323 of his available deferred salary.

2.
Amounts reported in this column represent the maximum amount of performance awards available to each Executive Officer for 2008 based on the actual performance of the Bank by which a Bank Executive is employed or, in the case of a Company Executive, based on the actual performance of each of the Banks.  This amount is in addition to the amount of deferred salary available to each Executive Officer as shown under the “Target” column of the table.  The amount of performance awards earned by each Executive Officer is determined by a formula contained in the MIC Plan that is primarily dependent upon the amount by which actual performance exceeds targeted performance for 2008, subject to a “cap” establishing a maximum award as reported in the table.  For 2008, Mr. Krieger earned performance awards of $16,380; Mr. Pohlman earned performance awards of $27,300; Mr. Nelson earned performance awards of $16,380; Mr. Bauer earned performance awards of $11,304; and Mr. Wycoff earned performance awards of $13,565.

Compensation Committee Report

The Compensation Committee has reviewed the disclosures contained in the Compensation Discussion and Analysis and has discussed those disclosures with management of the Company.  Based on its review and discussions with management, the Compensation Committee has recommended to the Board that the Compensation and Discussion and Analysis be included in this Proxy Statement and in the Annual Report on Form 10-K to be filed by the Company with the Securities and Exchange Commission.

The undersigned members of the Compensation Committee have submitted this report.

James R. Larson II, Chair
Douglas C. Gustafson, DVM
Charles D. Jons, M.D.
Larry A. Raymon

Compensation Committee Interlocks and Insider Participation

There are no members of the Compensation Committee who were officers or employees of the Company or any of the Banks during 2008, who were previously officers or employees of the Company or the Banks, or who had any relationship otherwise requiring disclosure hereunder.

LOANS TO DIRECTORS AND EXECUTIVE OFFICERS
AND RELATED PARTY TRANSACTIONS

Certain directors, nominees for director and executive officers of the Company, their associates or members of their families, were customers of, and have had transactions with, the Banks from time to time in the ordinary course of business, and additional transactions may be expected to take place in the ordinary course of business in the future.  All loans and commitments included in such transactions have been made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons.  In the opinion of management of the Company, such loan transactions do not involve more than the normal risk of collectability or present other unfavorable features.

The Audit Committee is responsible for reviewing and approving any transaction involving the Company or a Bank which constitutes a “related party transaction” under rules adopted by the Securities and Exchange Commission, except that any loan made by any of the Banks in the ordinary course of business which would otherwise constitute a related party transaction is not subject to Audit Committee review if the loan is made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with non-related parties and the loan otherwise meets the requirements of Regulation O of the Federal Reserve System.  Approval of a transaction constituting a related party transaction requires a determination by the Audit Committee that the transaction is “fair and reasonable” to the Company or the Bank involved in the transaction.  The requirement for review and approval of related party transactions is set forth in the Audit Committee Charter.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee assists the Board in carrying out its oversight responsibilities for the Company’s financial reporting process, audit process and internal controls.  The Audit Committee also reviews the audited financial statements and recommends to the Board whether the financial statements should be included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission.  The Audit Committee is comprised solely of independent directors.

The Audit Committee has reviewed and discussed the Company’s audited financial statements for the year ended December 31, 2008 with management and Clifton Gunderson LLP, the Company’s independent auditors.  The Audit Committee has also discussed with Clifton Gunderson LLP the matters required to be discussed by Statement of Auditing Standard 114.  The Audit Committee has also received and reviewed the written disclosures and the letter from Clifton Gunderson LLP required by the applicable standards of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with Clifton Gunderson LLP its independence with respect to the Company.  Based on the review and discussions with management and Clifton Gunderson LLP, the Audit Committee has recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ending December 31, 2008 to be filed with the Securities and Exchange Commission.

The undersigned members of the Audit Committee have submitted this report.

Marvin J. Walter, Chair
Betty A. Baudler Horras
Robert L. Cramer
Warren R. Madden

RELATIONSHIP WITH REGISTERED PUBLIC ACCOUNTING FIRM

Clifton Gunderson LLP, Certified Public Accountants, provided accounting and auditing services to the Company during the year ended December 31, 2008 and has been selected by the Audit Committee to provide accounting and auditing services to the Company for the year ending December 31, 2009.  A representative of Clifton Gunderson LLP is expected to be present at the Meeting.  This representative will have the opportunity to make a statement at the Meeting and is expected to be available to respond to appropriate questions from shareholders.

The following table presents principal accountant fees for services rendered by Clifton Gunderson LLP for the years ended December 31, 2008 and 2007.

	2008	2007

Audit Fees(1)	$137,200	$131,600
Audit-Related Fees(2)	13,000	13,200
Tax Fees (3)	14,500	13,500
All Other Fees (4)	5,410	450
Total	$170,110	$158,750

____________________________________

Notes:

(1)
Audit fees consist of fees for professional services provided for the audit of the Company’s annual financial statements, review of the Company’s quarterly financial reports on Form 10-Q and the audit of the Company’s internal control over financial reporting.

(2)	Audit-related fees consist of fees for an audit of financial statements of the Company 401(k) Plan.

(3)	Tax fees consist of fees for tax consultation and tax compliance services for the Company and its employee benefit plans.

(4)	All other fees consist of fees for consultation costs in conjunction with Iowa state sales tax changes and investment entity analysis.

The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent auditors.  The non-audit services include audit-related services, tax services and other services.  The Audit Committee’s policy is to pre-approve all services and fees for up to one year, which approval includes the appropriate detail with regard to each particular service and its related fees.  In addition, the Audit Committee can be convened on a case-by-case basis to pre-approve any services not anticipated or services whose costs exceed the previously pre-approved amounts.

PROPOSALS BY SHAREHOLDERS

In order for any proposals of shareholders pursuant to the procedures prescribed in Rule 14a-8 under the Securities Exchange Act of 1934, as amended, to be presented as an item of business at the annual meeting of shareholders to be held in 2010, the proposal must be received at the Company’s principal executive offices no later than November 19, 2009.  Such proposals will need to comply with the regulations of the Securities and Exchange Commission regarding the inclusion of shareholder proposals in the Company’s proxy materials.  Any shareholder proposal submitted outside the procedures prescribed in Rule 14a-8 shall be considered untimely under the Bylaws unless received at the Company’s principal executive offices no later than November 19, 2009 and unless such proposal contains the information required by the Bylaws.  Proposals should be submitted to the Company at its principal executive offices at P.O. Box 846, 405 Fifth Street, Ames, Iowa 50010, Attention:  Secretary.  A copy of the Bylaws may be obtained by contacting John P. Nelson, Vice President and Secretary, at the Company’s principal executive offices or by accessing the Company’s website at www.amesnational.com.

AVAILABILITY OF FORM 10-K REPORT

Copies of the Company’s Annual Report to the Securities and Exchange Commission (Form 10-K) including the financial statements and schedules thereto for the year ended December 31, 2008, will be mailed when available without charge (except for exhibits) to a holder of shares of the Common Stock upon written request directed to John P. Nelson, Vice President and Secretary, Ames National Corporation, P.O. Box 846, 405 Fifth Street, Ames, Iowa 50010.

OTHER MATTERS

Management of the Company knows of no matters which will be presented for consideration at the Meeting other than those stated in the Notice of Annual Meeting which is part of this Proxy Statement, and management does not intend itself to present any other business.  If any other matters do properly come before the Meeting, it is intended that the persons named in the accompanying proxy will vote thereon in accordance with their judgment.  The persons named in the proxy will also have the power to vote for the adjournment of the Meeting from time to time.

A copy of the Annual Report to Shareholders for the year ended December 31, 2008 is mailed to shareholders together with this Proxy Statement.  Such report is not incorporated in this Proxy Statement and is not to be considered a part of the proxy soliciting material.

To reduce expenses, the Company, in some cases, is delivering only one copy of this Proxy Statement and the Annual Report to Shareholders to certain shareholders who share an address, unless otherwise requested by one or more of the shareholders at a particular address.  A separate proxy card for each shareholder is included in the voting materials.  A shareholder who has received only one set of voting materials may request separate copies of the voting materials at no additional cost by contacting the Company at (515) 232-6251 or by writing to Ames National Corporation, P.O. Box 846, 405 Fifth Street, Ames, Iowa 50010, Attn: John P. Nelson, Vice President and Secretary.  A shareholder may also contact the Company at the above number or address in the event a shareholder desires to receive separate voting materials for future annual meetings or if shareholders who share an address desire to receive a single copy of voting materials in lieu of the multiple copies they are now receiving.

The Report of the Compensation Committee and the Report of the Audit Committee (including the reference to the independence of the Audit Committee members) contained herein are not being filed with the Securities and Exchange Commission and shall not be deemed incorporated by reference in any prior or future filings made by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates such information by reference.